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                                 EXHIBIT 10.37
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                             EMPLOYMENT AGREEMENT

      AGREEMENT, dated as of September 15, 1996 by and between Waste Technology Corp., a Florida Corporation with offices at 5400 Rio Grande Avenue, Jacksonville, Florida 32254 ("Employer") and Theodore Flood ("Employee"). The term of employment shall commence on the 1st day of October, 1996 and shall end on the 30th day of September, 2001.

                                   RECITALS

      WHEREAS, Employer desires to retain the services of Employee upon the terms and conditions stated herein; and

      WHEREAS, Employee desires to be employed by Employer upon the terms and conditions stated herein;

      NOW, therefore, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

      1. Employment Term. Employer herewith employs Employee as President and Chief Executive Officer of Employer for a period of five years from the date hereof.

      2. Duties. Employee's duties shall involve the supervision and operation of the Employer's business and such other executive duties as may be determined by the Employer's Board of Directors.

      3. Compensation. Employee shall receive as compensation per annum $150,034 for the first year. Such compensation shall be increased by 5% over the previous year's compensation as follows: the second year's compensation shall be $157,536, the third year's compensation shall


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be $165,413, the fourth year's compensation shall be $173,684, and the fifth year's compensation shall be $182,368. In the event the company is not profitable in any year, the Board of Directors shall have the right, in its discretion, to defer the 5% increase earned during that year. Any increase in income which has been deferred shall be carried forward and paid in the next profitable fiscal year, and paid at the end of such fiscal year in lump sum. Compensation payable to the Employee shall be paid in weekly installments or as the parties may hereafter mutually agree in writing. In addition to the aforesaid compensation, the Employee shall be included in the major medical insurance program maintained by the Employer, and the Employer shall continue funding the deferred compensation agreement for the Employee which is now in full force and effect.

      4. Reimbursement of Expenses. Employee shall be entitled to reimbursement for all reasonable actual out-of-pocket expense related to Employer's business, including costs associated with the operation and maintenance of an automobile leased for the benefit of the Employee. All such expenses shall be substantiated.

      5. Takeover, mergers, etc. In the event of a mercer, consolidation, sale of substantially all of the assets of the Employer, or a sale of either majority or plurality control of the stock in the Employer, the Employee shall have the option to allow this Agreement to remain a binding obligation of the Employer and the surviving or successor corporation, or, receive at the time of merger, consolidation, or sale a sum equal to the compensation set forth in paragraph 3 of this Agreement for the remainder of the Employee's term of employment as provided in paragraph 1 hereof, together with prepayment of insurance premiums for a policy of health and disability insurance for the benefit of the Employee and his wife for the unexpired portion of the Employee term of employment, which policy shall provide benefits equal to, or greater than, those which now


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protect the Employee and his wife.

      7. Disability. In the event that Employee should become permanently disabled as that term is hereinafter defined, and such disability shall continue for a period in excess of ninety consecutive business days, Employee's compensation shall be reduced to fifty percent of his regular compensation until such time as he resumes regular employment. In the event such disability shall continue for a period in excess of one year, this Agreement shall terminate. The term "permanently disabled" shall mean the inability of the Employee to perform substantially all of his regular duties as an Employee of the Employer. Employer shall provide Employee with the highest amount of disability insurance to the extent available. Termination of the Employee's employment hereunder shall be equivalent to retirement for all purposes.

      8. Discharge. Employee may not be discharged except for cause. In the event of a dismissal for cause, Employee shall be entitled to a statement setting forth the nature of the cause alleged and the facts which constitute the cause. For purpose of this Paragraph, the term "cause" shall mean either a failure of Employee to perform his regular duties, without reasonable cause for a substantial period of time (other than because of Employee's disability) or the Employee's breach of his fiduciary obligation to the Employer or of the provisions of this Agreement. Not withstanding anything to the contrary hereinabove contained, the Employee shall not be discharged for cause unless the Employer shall give the Employee written notice of the act or omission constituting the cause, and the Employee shall not have rectified same within ten (10) days after the receipt thereof, and if such cause can not be reasonably rectified within ten (10) days of the receipt of such notice, if the Employee has not substantially initiated the cure thereof and thereafter diligently pursues and completes the cure of same.


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      9. Non-Competition. During the term of this Agreement and for a period of two years after the termination thereof, Employee agrees that he will not engage in a similar business to the business then being conducted by the Employer, either directly or indirectly, as owner, shareholder, partner, joint venturer, employee, officer, director or consultant, within the eastern half of the United States, east of the Mississippi River. The Employee recognizes that damages may be difficult to establish and accordingly consents to the entry of an injunction preventing him from violating the provisions of this Paragraph. In the event that a Court of competent jurisdiction should determine that the restrictions proved in this paragraph are unreasonably broad, this Paragraph shall be modified to restrict the area to which, and the period for which this Paragraph shall be applicable to such area and such period as such court shall deem to be reasonable. This paragraph shall be inapplicable if Employer terminates this Agreement without cause of if the Employer breaches this Agreement.

      10. No Waiver. The failure of the parties here to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provisions or of any other provision.

      11. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party to be charge therewith.

      12. Notices. Any notice given pursuant to the terms of this Agreement shall be given by registered or certified mail, return receipt requested, directed to the addresses set forth above, unless notice of a new address has been sent pursuant to the terms of the Partnership.

      13. Unenforceability; severability. If any provision of this Agreement is found void


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or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same force and effect as though the unenforceable part has been severed and deleted.

      14. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of Florida applicable to agreement to be wholly performed therein.

      15. Binding Effect. This Agreement shall bind and inure to the benefit of the partied, their successors and assigns.

      16. Assignment and Delegation of Duties. This Agreement may not be assigned by the parties hereto. This Agreement is in the nature of a personal services contract and the duties imposed hereby are non-delegable.

      17. Attorney's Fees. In the event of litigation between the parties, the prevailing party shall recover its reasonable court costs and attorney's fees from the other, including but not limited to reasonable attorney's fees and costs on appeal.

      18. Paragraph Headings. The paragraph headings herein have been inserted for convenience of reference only, and shall in no way modify or restrict any of the terms or provisions hereof.

      19. Notice. Whenever notice is required to be given to the Employee, same shall be given in writing and delivered to the employee by certified mail, return receipt requested, postage prepaid, at P.O. Box 6922, Jacksonville, Florida 32236, or at such other address as the Employee shall designate to the Employer in writing.


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      20. This agreement supersedes and negates any prior Employment Agreement between Employer and Employee and Employer's subsidiaries including International Baler Corporation. As of October 1, 1996 the employment agreement between Employee and International Baler Corporation dated September 1, 1993 is void and is of no force and effect.

      IN WITNESS WHEREOF, the parties have executed this Agreement the 15th day of September, 1996.

                                       WASTE TECHNOLOGY CORPORATION

                                       By:   /s/ Morton S. Robson
                                             -----------------------------------
                                             Morton S. Robson
                                             Exec. V.P. Secretary and Counsel

                                             /s/ Theodore C. Flood
                                             -----------------------------------
                                             Theodore C. Flood
                                             President & Chief Executive Officer


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